UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Gevo, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
(303) 858-8358
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026

WHEN Wednesday, May 20, 2026 2:00 p.m., Mountain Time WHERE Online at: www.virtualshareholdermeeting.com/GEVO2026 RECORD DATE Close of business on March 26, 2026
THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:
1.
To elect three Class I directors to our Board of Directors to serve until the 2029 Annual Meeting of Stockholders;

2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
To cast an advisory (non-binding) vote to approve the compensation of our named executive officers; and

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

To the Stockholders of Gevo, Inc.:
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Gevo, Inc. (the “Company,” “we,” “us” or “our”) will be held at 2:00 p.m., Mountain Time, on Wednesday, May 20, 2026. The Annual Meeting will be held entirely online via live audio webcast to allow for greater stockholder attendance and to reduce the carbon footprint that is required for travel to, and in-person attendance at, the Annual Meeting. The Annual Meeting may be accessed at www.virtualshareholdermeeting.com/GEVO2026, where you will be able to listen to the Annual Meeting live, submit questions and vote. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.
If you owned our common stock at the close of business on March 26, 2026, you may virtually attend and vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our headquarters in Englewood, Colorado for the ten days prior to the date of the Annual Meeting for any purpose related to the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder virtually attending the Annual Meeting may vote electronically at the Annual Meeting, even if you have already returned a proxy card or voting instruction card.
By Order of the Board of Directors,
April 9, 2026 Englewood, Colorado	E. Cabell Massey Vice President, Legal and Corporate Secretary

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 20, 2026:
The Notice, 2025 Annual Report, proxy statement and proxy card are available online at www.proxyvote.com.

345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
(303) 858-8358
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
The Board of Directors (the “Board”) of Gevo, Inc. (the “Company,” “we,” “us” or “our”) is soliciting proxies for the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2026 at 2:00 p.m. Mountain Time. The Annual Meeting will be held entirely online via live audio webcast. You will be able to attend the virtual Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting: www.virtualshareholdermeeting.com/GEVO2026 and entering your 16-digit control number included in your Notice (as defined below), on your proxy card or on the instructions that accompanied your proxy materials.
On or about April 9, 2026, we will first make available to stockholders our proxy materials, including a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2025 Annual Report on Form 10-K (the “2025 Annual Report”) over the Internet, which are available at www.proxyvote.com. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2025 Annual Report and a form of proxy card or voting instruction card. Our proxy materials are being sent to stockholders who owned our common stock at the close of business on March 26, 2026, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
Who may vote at the Annual Meeting?

A:
Our Board has fixed March 26, 2026 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the Record Date, 242,882,393 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are three proposals scheduled to be voted on at the Annual Meeting:

1.
Election of three Class I director nominees to our Board to serve until the 2029 Annual Meeting of Stockholders (“Proposal 1”);

2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”); and

3.
An advisory (non-binding) vote to approve the compensation of our named executive officers (“Proposal 3”).

   GEVO, INC. | 2026 PROXY STATEMENT      1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
We will also consider any other business that properly comes before the Annual Meeting. As of the date hereof, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.
Q:
What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present if the holders of one-third (1/3) of our stock issued and outstanding and entitled to vote at the meeting are present in person, including by means of remote communication, or represented by proxy at the Annual Meeting. At the close of business on the Record Date, there were 242,882,393 shares of common stock outstanding. Thus, a total of 242,882,393 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 80,960,798 votes must be represented at the Annual Meeting in person, including by means of remote communication, or by proxy to have a quorum. The inspector of elections appointed for the Annual Meeting by our Board will count the shares represented in person, including by means of remote communication, or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the Annual Meeting if you:
•
are present and entitled to vote electronically at the Annual Meeting; or

•
have voted over the Internet or by telephone, or properly submitted a proxy card or voting instruction card.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for the purpose of determining the presence of a quorum. In the event that we are unable to obtain a quorum, the chairperson of the Annual Meeting or the holders of a majority in voting power of the shares present in person, including by means of remote communication, or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
Q:
How are votes counted at the Annual Meeting?

A:
In the election of directors (Proposal 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal Nos. 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. See “What are the recommendations of the Board?” below.
Q:
What votes are required to elect directors and to approve the other proposals at the Annual Meeting?

A:
For Proposal 1, the election of directors, members of the Board are elected by a plurality of the votes cast. Accordingly, the three candidates who receive the greatest number of votes “FOR” will be elected as a director. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted for the election of directors.

Proposal 2, the ratification of our independent registered public accounting firm, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our stock which are entitled to vote on the question and are present in person, including by means of remote communication, or represented by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

2      GEVO, INC. | 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Proposal 3, the advisory (non-binding) vote on the compensation of our named executive officers, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our stock which are entitled to vote on the question and are present in person, including by means of remote communication, or represented by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:
Which ballot measures are considered “routine” or “non-routine?”

A:
Proposal 2, regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered a routine matter under applicable rules. Brokers have discretion to vote shares on routine matters, but not on non-routine matters.

Proposal 1, regarding the election of directors and Proposal 3, the advisory vote to approve the compensation of our named executive officers, are generally considered non-routine matters under applicable rules. As noted above, a broker, bank or other agent cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.
If you hold your shares in street name and you do not instruct your bank, broker, or other agent how to vote your shares on Proposal Nos. 1 and 3, no votes will be cast on your behalf on each of Proposal Nos. 1 and 3. Therefore, it is critical that you indicate your vote on those proposals if you want your vote to be counted.
Q:
What are the recommendations of the Board?

A:
The Board recommends that you vote as follows:

•
“FOR” each of the Class I director nominees to the Board (Proposal 1);

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); and

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“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers (Proposal 3).

Q:
What does it mean if I receive more than one set of proxy materials?

A:
If you received more than one Notice (or full set of printed proxy materials), each containing a different control number, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, Equiniti Trust Company LLC, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.

Q:
How can I get electronic access to the proxy materials?

A:
You can view the proxy materials on the Internet at www.proxyvote.com. Please have your control number available. Your control number can be found on your Notice(s) or proxy card included in the full set of proxy materials.

Q:
How may I attend and vote my shares at the Annual Meeting?

A:
This year’s Annual Meeting will be held entirely online via live audio webcast. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GEVO2026. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered, with respect to

   GEVO, INC. | 2026 PROXY STATEMENT      3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
those shares, the stockholder of record. If you were a stockholder as of the record date for the Annual Meeting and you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

•
The Annual Meeting webcast will begin promptly at 2:00 p.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 1:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures.

•
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•
Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/GEVO2026.

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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/GEVO2026 on the day of the Annual Meeting.

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If you want to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GEVO2026, type your question into the “Ask a Question” field, and click “Submit.”

•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.gevo.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions, and access the list of stockholders as of the close of business on the record date for the Annual Meeting.
Q:
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

4      GEVO, INC. | 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet — If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice or the proxy card, and following the instructions provided.
By Telephone — If you have telephone access, you may vote your shares by calling the toll-free number listed on your Notice or the proxy card and following the instructions provided.
By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 19, 2026. For shares held in the Gevo, Inc. 401(k) Plan, votes must be received by 11:59 p.m. Eastern Time on May 17, 2026. Submitting your proxy via the Internet or by telephone will not affect your right to vote electronically at the Annual Meeting should you later decide to virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record — If, at the close of business on the Record Date, you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name — If, at the close of business on the Record Date, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

   GEVO, INC. | 2026 PROXY STATEMENT      5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by using the Internet or by telephone, either of which must be completed by 11:59 p.m. Eastern Daylight Time on May 19, 2026 or, for shares held in the Gevo, Inc. 401(k) Plan, by 11:59 p.m. Eastern Time on May 17, 2026 (your latest Internet or telephone proxy will be counted); or by virtually attending the Annual Meeting and voting electronically. Virtually attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q:
Who will pay the costs of this proxy solicitation?

A:
We will bear the entire cost of solicitation of proxies, including maintenance of the Internet website used to access the proxy materials; maintenance of the Internet website used to vote; and preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders who request paper copies of such materials. We have retained D.F. King to assist in the solicitation of proxies. We expect to pay D.F. King a fee of  $11,500, plus reimbursement of reasonable expenses. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

Q:
Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

6      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS
Overview
Our Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
There are currently eight directors serving on the Board. Our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) provides that the authorized number of directors may be changed only by resolution of the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
At this Annual Meeting, the term of the following Class I directors will expire: Angelo Amorelli, Carol J. Battershell and Patrick R. Gruber. The Nominating and Corporate Governance Committee has recommended that Paul D. Bloom, James J. Barber and Patrick R. Gruber be elected to serve as Class I directors at the Annual Meeting. On March 11, 2026, Mr. Amorelli informed the Board that he is not standing for re-election at the Annual Meeting. In addition, Ms. Battershell has not been nominated to serve another term as a Class I director. In May 2025, Mr. Barber was appointed by the Board to serve as a Class II director until the annual meeting of stockholders in 2027, and in December 2025, Mr. Bloom was appointed by the Board to serve as a Class III director until the annual meeting of stockholders in 2028. In light of Mr. Amorelli not standing for re-election and Ms. Battershell not being renominated, after the Annual Meeting, the Board will consist of eight directors. Pursuant to our Amended and Restated Certificate of Incorporation, if the number of directors is changed, any decrease must be apportioned so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. In order to apportion the Board’s classes, Mr. Barber and Mr. Bloom are being nominated as Class I directors and, upon their election as such, Mr. Barber would cease to be a Class II director and Mr. Bloom would cease to be a Class III director. In connection therewith, Mr. Barber agreed to resign as a Class II director if he receives the requisite number of votes from the Company’s stockholders to be elected as a Class I director, and Mr. Bloom agreed to resign as a Class III director if he receives the requisite number of votes from the Company’s stockholders to be elected as a Class I director. If either Mr. Barber or Mr. Bloom does not receive the requisite number of votes from the Company’s stockholders, in accordance with the Company’s Amended and Restated Certificate of Incorporation, he will remain as a Class II director or Class III director, respectively, for the remainder of his term or until the appointment of his successor, or his earlier death, resignation, retirement, disqualification or removal.
Our stockholders will vote for the Class I director nominees listed above to serve until our 2029 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of our Board who are Class II and Class III directors will be considered for nomination for election in 2027 and 2028, respectively.
Nominees for Election as Class I Directors with Terms Expiring in 2029
The nominees listed below have been recommended by the Nominating and Corporate Governance Committee to be elected to serve as Class I directors. There are no family relationships among our directors or executive officers. If any director nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

   GEVO, INC. | 2026 PROXY STATEMENT      7

PROPOSAL 1 ELECTION OF DIRECTORS
JAMES J. BARBER
Director Age: 72 Director Since: May 2025 Board Committees: Audit Committee Independent: Yes
Since September 2007, Mr. Barber has served as an independent consultant and the principal of Barber Advisors, LLC, a consulting firm advising businesses and non-profits in the areas of strategy, management, marketing and operations. From January 2000 to May 2007, Mr. Barber was the President and Chief Executive Officer of Metabolix, Inc. Mr. Barber currently serves on the board of directors of Graham Corporation, a public company in the business of designing and manufacturing fluid, power, heat transfer, and vacuum technologies for the defense, space, energy, and process industries. Mr. Barber is Chair of Graham Corporation’s Compensation Committee and serves as a member of Graham Corporation’s Nomination and Governance Committee. Over the last 20 years,
Mr. Barber has served on the board of directors of a variety of other public and private companies. We believe Mr. Barber’s qualifications to sit on our Board include his decades of experience across fuels, chemicals, biobased materials, micro-optics, carbon nanofibers, joint ventures and licensing.

PAUL D. BLOOM
Chief Executive Officer and Director Age: 52 Director Since: December 2025 Board Committees: None Independent: No, serves as CEO of the Company	Mr. Bloom has been with the Company since March 2021, serving as its Chief Executive Officer since April 1, 2026 after having previously served as the Company’s President from December 2025 to April 2026, its Chief Business Officer from February 2025 to December 2025, its Chief Carbon Officer and Chief Innovation Officer from September 2021 to February 2025 and as Chief Technology Officer from March to September 2021. As Chief Executive Officer, Mr. Bloom leads company strategy, commercial growth and execution across the Company’s interests in low-carbon fuels and renewable chemicals. Prior to joining the Company, Mr. Bloom spent more than 20 years at Archer-Daniels-Midland Company (“ADM”), a publicly traded food processing and commodities trading company, in a range of commercial and technical leadership roles spanning global markets and product platforms. Mr. Bloom holds more than 30 patents and has been honored with the U.S. EPA Presidential Green Chemistry Award, the Platts Global Energy Award and the Innovation in Bioplastics Award. We believe Mr. Bloom’s passion to bring climate-smart products to market at scale and building systems that make sustainability economically viable, as well as his strong background with the Company, make him well qualified to sit on our Board.

8      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
PATRICK R. GRUBER
Director Age: 65 Director Since: 2007 Board Committees: None Independent: No, served as CEO of the Company until March 31, 2026
Mr. Gruber served as Chief Executive Officer of the Company from 2007 to March 2026. He also served as Executive Chair of the Board from December 2025 to April 2026. Prior to joining the Company, from 2005 to 2007, Mr. Gruber was President and Chief Executive Officer of Outlast Technologies, Inc. (“Outlast Technologies”), a technology and marketing company primarily serving the textile industry, where he was responsible for all aspects of Outlast Technologies’ business. Previously, Mr. Gruber co-founded NatureWorks LLC (formerly Cargill Dow, LLC) (“NatureWorks”) and served as Vice President, Technology and Operations, and Chief Technology Officer from 1997 to 2005, where he was responsible for all aspects of the business, including project, application and process technology development. From 2007 to May 2012, Mr. Gruber served on the board of directors of Segetis, Inc. From 2007 to January 2012, Mr. Gruber served on the board of directors of Green Harvest Technologies, LLC and from 2007 to 2008, he served on the board of directors of Outlast Technologies. In 2011, Mr. Gruber was awarded the University of Minnesota Outstanding Achievement Award. In 2008, Mr. Gruber was awarded the first ever George Washington Carver Award, recognizing significant contributions by individuals in the field of industrial biotechnology and its application in biological engineering, environmental science, biorefining and bio-based products. We believe
Mr. Gruber’s qualifications to sit on our Board include his knowledge of our company and its operations and his deep experience in our industry.

Vote Required and Board Recommendation
The affirmative vote of a plurality of the votes cast in person, including by means of remote communication, or by proxy at the Annual Meeting is required to elect James J. Barber, Paul D. Bloom and Patrick R. Gruber as Class I directors to serve until the 2029 Annual Meeting of Stockholders. A “plurality” means, with regard to the election of directors, that the nominee for director receiving the greatest number of   “FOR” votes from the votes cast at the Annual Meeting will be elected.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

   GEVO, INC. | 2026 PROXY STATEMENT      9

PROPOSAL 1 ELECTION OF DIRECTORS
Incumbent Class II Directors with Terms Expiring in 2027
ANDREW J. MARSH
Director Age: 70 Director Since: February 2015 Board Committees: Compensation Committee (Chair) Independent: Yes
In March 2026, Mr. Marsh retired as President and Chief Executive Officer of Plug Power Inc. (“Plug”), an alternative energy technology provider engaged in the design, development, manufacture, and commercialization of fuel cell systems for the industrial off-road markets worldwide. Mr. Marsh served as President and Chief Executive Officer of Plug since April 2008. Mr. Marsh has served as Chairman of the Board of Plug since March 2026 and previously served as Executive Chairman of its Board from October 2025 to March 2026. Mr. Marsh has served on the Board of Plug since 2008. Previously, Mr. Marsh was a co-founder of Valere Power (“Valere”), where he served as Chief Executive Officer and a board member from Valere’s inception in 2001 through its sale to Eltek ASA in 2007. Prior to founding Valere, Mr. Marsh spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally,
Mr. Marsh previously served as the Chairman of the Fuel Cell and Hydrogen Energy Association and served as a member of the Hydrogen and Fuel Cell Tactical Committee. We believe Mr. Marsh’s qualifications to sit on our Board include his years of experience as an executive in the alternative energy industry.

JAIME GUILLEN
Director Age: 64 Director Since: August 2021 Board Committees: Audit Committee (Chair) Independent: Yes
Since 2014, Mr. Guillen has served as a Managing Partner at Faros Infrastructure Partners LLC, an investment firm with offices in the United Kingdom, United States and Mexico. Mr. Guillen is also the Head of Asset Management for Mexico Infrastructure Partners and has approximately 30 years of experience in equity investments, project finance, project development, commercial contract negotiations, and company operations in a variety of sectors including energy, transport, natural resources, private equity and fund management. Earlier in his career, Mr. Guillen worked for major international firms including as Chief Executive Officer of Alterra Partners, Managing Director for Bechtel Enterprises and as a Vice President of Bechtel Financing Services. Mr. Guillen currently serves as the Chairman of the Board of Directors of Polaris Infrastructure Inc. (TSX: PIF), a Toronto-based publicly listed company engaged in the operation, acquisition and development of renewable energy projects in Latin America. We believe
Mr. Guillen’s qualifications to sit on our Board include his years of experience as an executive and involvement in project finance.

10      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
Incumbent Class III Directors with Terms Expiring in 2028
WILLIAM H. BAUM, Chairman of the Board
Director Age: 81 Director Since: January 2016 Board Committees: Nominating and Corporate Governance Committee (Chair) Independent: Yes
Since January 2015, Mr. Baum has operated a consulting business advising small biofuel and renewable chemical companies on a variety of commercial matters.
Mr. Baum served as Chief Business Development Officer of Genomatica, Inc. from September 2010 until April 2014. From August 1997 to September 2010, Mr. Baum served in various roles at Diversa Corporation (now known as Verenium Corporation), a biotechnology company focused on the development of biofuels, including Vice President Sales and Marketing from August 1997 to November 1999, Senior Vice President, Business Development from November 1999 to July 2002 and Executive Vice President, Business Development from July 2002 to August 2010. Prior to joining Diversa, Mr. Baum served as the Vice President of Global Sales and Marketing at International Specialty Products, Inc., a specialty chemicals company, and held a variety of executive positions, both in the United States and internationally, at Betz Laboratories, Inc., a specialty chemicals company. Mr. Baum currently serves as a director on the board of directors for CanBiocin Inc., Watt Companies, Inc. and Arzeda Corporation. Previously,
Mr. Baum served on the Board of Leaf Resources Limited (ASX: LER) from June 2017 to July 2022. We believe Mr. Baum’s qualifications to sit on our Board include his business development experience in the biofuels and biotechnology industries.

MARY KATHRYN (KATIE) ELLET
Director Age: 52 Director Since: January 2024 Board Committees: Audit Committee Independent: Yes	Since October 2024, Ms. Ellet has served as the Chief Executive Officer of ETCH, Inc. From October 2021 to September 2024, Ms. Ellet served as President, H2E and Mobility for Air Liquide Hydrogen Energy, LLC. From August 2020 to September 2021, Ms. Ellet served as Chief Executive Officer for EC Industrial Holdings, LLC. From May 2006 to June 2020, Ms. Ellet served in various roles at SI Group, Inc., including Vice President-Oilfield Solutions from October 2018 to June 2020, Senior Director Strategic Markets-Fuels, Lubes and Surfactants from April 2014 to September 2018, Director Strategic Business Intelligence from September 2012 to April 2014, Production Manager from October 2010 to August 2012 and Environmental, Health, Safety and Quality Manager from May 2006 to October 2010. Ms. Ellet began her career as an engineer for BASF Corporation. We believe Ms. Ellet’s qualifications to sit on our Board include her extensive expertise and practical understanding of renewable energy applications, chemical products, hydrogen, go-to-market strategies, growth strategies, IP portfolio growth and management, and critical business intelligence.

   GEVO, INC. | 2026 PROXY STATEMENT      11

PROPOSAL 1 ELECTION OF DIRECTORS
GARY W. MIZE
Director Age: 75 Director Since: September 2011 Board Committees: Audit Committee and Nominating and Corporate Governance Committee Independent: Yes
Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates. Since March 2021, Mr. Mize has served as the Lead Director of Darling Ingredients, Inc. (“Darling”) and is Chair of its nominating and corporate governance committee. Mr. Mize has served as a director of Darling since May 2016 and previously served as a member of its audit committee, compensation committee and environmental, social and governance committee. From October 2020 to November 2023, Mr. Mize served as a director of United Malt Group Limited and served as a member of its environment, health and safety committee and its nominations and remuneration committee. Mr. Mize also served as non-executive Chairman at Ceres Global AG from December 2007 to April 2010, as an independent director of Ceres Global AG and as a member of its audit committee (Chair) from October 2013 to December 2021. In addition,
Mr. Mize served Noble Group, Hong Kong, as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and Non-Executive Director from December 2005 to December 2006. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Inc. Mr. Mize brings international business experience to the Board having previously held expatriate positions in Switzerland, Brazil and Hong Kong. We believe Mr. Mize’s qualifications to sit on our Board include his international experience, coupled with his decades of experience in agribusiness.

12      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and urges you to vote for the ratification of Deloitte & Touche LLP’s appointment. Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2024.
On June 3, 2024, after conducting a competitive process, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Also on June 3, 2024, we, with the approval of the Audit Committee, dismissed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm, effective immediately. Grant Thornton had served as our independent public accounting firm since 2016.
The reports of Grant Thornton on our financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, there were (i) no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in our internal control over financial reporting, as previously reported in Part I. Item 4. “Controls and Procedures” in our quarterly report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 14, 2023, related to the ineffective design of internal controls to identify and evaluate the existence of, and accounting for, variable interest entities.
As reported in the above referenced quarterly report on Form 10-Q for the period ended September 30, 2023, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of September 30, 2023 due to such material weakness. Our management and the Audit Committee are committed to maintaining a strong internal control environment and the material weakness was fully remediated as of December 31, 2023. The Company and the Audit Committee have discussed this reportable event with Grant Thornton and have authorized Grant Thornton to respond fully to the inquiries of Deloitte & Touche LLP concerning such material weakness.
During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, neither we nor anyone on our behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).
We provided Grant Thornton with a copy of the foregoing disclosure and requested that Grant Thornton provide the Company with a letter addressed to the SEC confirming their agreement with the disclosure contained herein concerning Grant Thornton. A copy of Grant Thornton’s letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 7, 2024.
In approving the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by Deloitte & Touche LLP to the Company.
Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Third Amended and Restated Bylaws (“Bylaws”) or otherwise.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.
We expect representatives of Deloitte & Touche LLP to virtually attend the Annual Meeting and be available to respond to appropriate questions by stockholders. Additionally, the representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.
Principal Accountant Fees and Services
The following table presents the aggregate fees billed or accrued for professional services rendered by Deloitte & Touche LLP during the last two fiscal years:
Type	2025	2024
Audit Fees	$1,353,082	$885,398
Audit-Related Fees	225,000	64,800
Tax Fees	116,640	547,189
All Other Fees	33,466	161,225
Total Fees	$1,728,188	$1,658,612
Audit Fees — These fees are composed of professional services rendered for the audit of our annual financial statements, review of financial statements included in our registration statements and quarterly reports filed with the SEC, and services that are normally provided by the independent auditors in connection with other statutory and regulatory filings made by the Company during the fiscal year.
Audit-Related Fees — These fees are composed of professional services rendered for audit planning. Audit-related fees also include comfort letters, consents for other SEC filings and reviews of documents filed with the SEC.
Tax Fees — These fees are composed of professional services rendered for cost allocation items, tax credit related work and services related to mergers and acquisitions.
All Other Fees — These fees are composed of professional services rendered for contract reviews and work surrounding tax credits.
Audit Committee’s Pre-Approval Policies and Procedures
Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee pre-approved all services performed by, and audit fees paid to, our independent registered public accounting firm during fiscal years 2025 and 2024.
Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

14      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required and Board Recommendation
Stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast by the holders of our stock which are entitled to vote on the question and are present in person, including by means of remote communication, or represented by proxy.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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AUDIT COMMITTEE REPORT
The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.
We have reviewed and discussed with management and Deloitte & Touche LLP the Company’s audited financial statements. We discussed with Deloitte & Touche LLP the overall scope and plans of their audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
With regard to the fiscal year ended December 31, 2025, the Audit Committee has (i) reviewed and discussed with management the Company’s audited consolidated financial statements as of December 31, 2025, and for the year then ended; (ii) discussed with Deloitte & Touche LLP the matters required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence; and (iv) discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
Jaime Guillen, Chair
James J. Barber
Mary Kathryn Ellet
Gary W. Mize
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

16      GEVO, INC. | 2026 PROXY STATEMENT

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution, commonly known as a “say-on-pay” vote, to approve the compensation of our named executive officers as described in this proxy statement in the compensation tables in the section entitled “Executive Compensation” and any related narrative discussion contained in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. While this stockholder vote on executive compensation is an advisory vote that is not binding on our Company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present, including by means of remote communication, or represented by proxy and entitled to vote at the Annual Meeting.
At our 2023 Annual Meeting of Stockholders, we provided our stockholders with an advisory vote regarding how frequently the Company will conduct future stockholder advisory votes to approve the compensation paid to our named executive officers. The holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote were voted in favor of an annual vote. Based on these results, the Board has determined to hold an annual advisory vote on the compensation paid to our named executive officers.
At our 2025 Annual Meeting of Stockholders, we held our previous vote on an advisory resolution to approve the compensation of our named executive officers. The compensation of our named executive officers reported in our 2025 proxy statement was approved by approximately 74.8% of the votes at the 2025 Annual Meeting of Stockholders. Our Board and the Compensation Committee believe this affirms our stockholders’ support of our approach to executive compensation. The Board and the Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers and will continue to reach out to stockholders to discuss our approach to executive compensation.
We encourage stockholders to read the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2025. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory and non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”
Vote Required and Board Recommendation
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. Approval of the above resolution requires the affirmative vote of the

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PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
holders of a majority of the votes cast by the holders of our stock which are entitled to vote on the question and are present in person, including by means of remote communication, or represented by proxy.
BOARD RECOMMENDATION
THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

18      GEVO, INC. | 2026 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at https://investors.gevo.com/ under the heading “Governance.” Alternatively, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at https://investors.gevo.com/ under the heading “Governance.” These Corporate Governance Guidelines, which provide a framework for the conduct of our Board’s business, provide:
•
that the Board’s principal responsibility is to oversee the management of the Company (including human capital management);

•
criteria for Board membership;

•
that a majority of the members of the Board shall be independent directors;

•
limits on a director’s service on boards of directors of other public companies;

•
for the appointment of a lead independent director;

•
that the independent directors meet regularly in executive session;

•
that at least annually, the Board and its committees will conduct a self-evaluation;

•
that directors have complete access to all officers and employees; and

•
that the Board is charged with overseeing environmental, health, safety and sustainability matters of the Company, including those related to climate change, that are relevant to the Company’s activities and performance.

Director Independence
As required by Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in the applicable Nasdaq listing standards.
The Board has unanimously determined that all of our current directors, other than Paul Bloom and Patrick Gruber are “independent” directors as that term is defined by the Nasdaq listing standards. In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board determined that Mr. Bloom is not “independent” because he is our Chief Executive Officer, and Mr. Gruber is not “independent” because he served as our Chief Executive Officer until March 2026.
Board Leadership Structure
The Board believes that its current independent Chairman structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board has determined that an independent director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chairman. William H. Baum is the independent Chairman of our Board and Mr. Bloom is our Chief Executive Officer. The Board believes that the current structure of a separate Chairman and Chief Executive Officer is the optimum structure for the Company at this time.
Board Role in Risk Oversight
The risk oversight function of the Board is carried out by both the full Board and the committees of the Board. The Board regularly reviews information regarding environmental, health and safety and sustainability concerns as well as our credit, liquidity and operations, and the risks associated with each.
Audit Committee
Meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Audit Committee also reviews cybersecurity risks and receives regular reports from our Chief of Staff on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

The Compensation Committee	Responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.
Nominating and Corporate Governance Committee	Manages risks associated with the independence of the Board, potential conflicts of interest and risks associated with succession planning for the Company’s management.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks by the committees.
Board Meetings and Annual Stockholders Meetings
The Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the Board committees. Regular communications between our directors and management also occur apart from meetings of the Board and Board committees. During 2025, there were 10 meetings of the Board. Each director attended at least 75% of the aggregate number of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings of the Board committees on which he or she served (during the periods that he or she served). While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. All of our directors attended the 2025 Annual Meeting of Stockholders.
Information Regarding Board Committees
Our Board has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. All three committees operate under written charters adopted by our Board, each of which is available on our website at https://investors.gevo.com/

20      GEVO, INC. | 2026 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
under the heading “Governance.” The following table provides membership as of April 9, 2026 and meeting information for 2025 for each of the Board committees.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Angelo Amorelli		●
James J. Barber	●
Carol J. Battershell		●
William H. Baum			C
Paul D. Bloom
Mary Kathryn Ellet	●
Patrick R. Gruber
Jaime Guillen	C
Andrew J. Marsh		C	●
Gary W. Mize	●		●
Total Meetings Held in 2025	6	6	5
C Committee Chair   ● Member
Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Audit Committee
Members: • Jaime Guillen (Chair) • James J. Barber • Mary Kathryn Ellet • Gary W. Mize	Each of the members of our Audit Committee is a non-employee member of our Board. Our Board has determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has further determined that Mr. Guillen is an audit committee financial expert, as that term is defined under the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Audit Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.
Meetings During 2025:

Six.
Key Responsibilities:

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee appoints the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance. As noted above, the Audit Committee also reviews cybersecurity risks and receives regular reports from our Chief of Staff on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

22      GEVO, INC. | 2026 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMPENSATION COMMITTEE
Members: • Andrew J. Marsh (Chair) • Angelo Amorelli • Carol J. Battershell
Each of the members of our Compensation Committee is a non-employee member of our Board. Mr. Marsh serves as the Chair of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is an independent or outside director under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Code of 1986, as amended, relating to Compensation Committee independence. The Board also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. The Board concluded that there are no business relationships that would interfere with the exercise of independent judgment by any of the members of our Compensation Committee.
The Compensation Committee operates under a written charter, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Compensation Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Meetings During 2025:

Six.
Key Responsibilities:

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee, which is comprised of independent directors, approves all issuances of stock options and other awards under our equity incentive plans. The Committee may form and delegate authority to subcommittees, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: • William H. Baum (Chair) • Andrew J. Marsh • Gary W. Mize	Each of the members of our Nominating and Corporate Governance Committee is a non-employee member of our Board. Mr. Baum serves as the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website at https://investors.gevo.com/ under the heading “Governance.” On an annual basis, the Nominating and Corporate Governance Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.
Meetings During 2025:

Five.
Key Responsibilities:

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our Board concerning governance matters, overseeing our environmental, social and governance (ESG) matters, overseeing our talent management and overseeing our health and safety matters.
Consideration of Director Nominees
Director Qualifications
There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics: experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas.
Stockholder Nominations
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Gevo, Inc., 345 Inverness

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Corporate Secretary, by the time period set forth in our Bylaws. See “Stockholder Proposals and Director Nominations.”
Each written recommendation must set forth, among other information as set forth in our Bylaws:
•
the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•
any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar rights related to any class or series of capital stock of the Company, or with a value derived in whole or in part from, or with an exercise or conversion privilege or a settlement or payment mechanism related to, the price of any class or series of shares of capital stock of the Company, in each case, directly or indirectly held or owned, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made (“Synthetic Equity Interests”);

•
any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any class or series of the Company;

•
any proportionate interest in shares of the Company or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership in which such stockholder of record and any beneficial owner on whose behalf the nomination is being made is a general partner or directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

•
a representation that such stockholder of record is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such proposed director;

•
a representation whether such stockholder of record intends or is part of a group which intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) and, if so, such other information and statements as are required to be included in a notice provided to the Company pursuant to Rule 14a-19, and that such stockholder of record will provide the Company prompt notice if such stockholder of record withdraws the nomination or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise solicit proxies from stockholders in support of the proposal or nomination.

•
the proposed director candidate’s name, age, business address and residential address;

•
complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•
the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in the Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

   GEVO, INC. | 2026 PROXY STATEMENT      25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
•
a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•
any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations.
If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.
Evaluating Nominees for Director
Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. Our Board has in the past engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to our Board. The Nominating and Corporate Governance Committee may, in the future, retain third-party search firms to identify Board candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.
Stockholder Communications with the Board
Any stockholder or interested party who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@gevo.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Corporate Secretary. All such communications will be initially received and processed by the office of our Corporate Secretary.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors, as appropriate.
The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. Among other things, the code addresses business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The code also reflects our commitment to excellence in environmental, health, safety and sustainability practices and performance. The full text of our code of business conduct and ethics has been posted on our website at https://investors.gevo.com/ under the heading “Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Stock Ownership Guidelines
Our Board believes that stock ownership by the Company’s directors and members of senior management better aligns their interests with those of our stockholders. Under the stock ownership guidelines established by the Board, each of the members of the Company’s senior management team and Board has ownership targets for common stock of our Company with an average market value equal to the following amounts for as long as he or she remains an executive officer or director:
Position	Stock Ownership Target
Chief Executive Officer	Five Times (5.0x) Base Salary
Other Senior Management (Senior Vice President or above)	Three Times (3.0x) Base Salary
Non-Employee Directors	Five Times (5.0x) Annual Cash Retainer
All individuals subject to these guidelines are expected to retain ownership of fifty percent (50%) of all stock received pursuant to equity incentive awards under the Company’s equity incentive plans (on an after-tax basis) until such individual’s applicable ownership level has been achieved. Each member of the senior management team is expected to meet the stock ownership guidelines within five years of the later of  (i) April 14, 2016, and (ii) the date of hire. Each member of the Board is expected to meet the stock ownership guidelines within five years of the later of  (i) April 14, 2016, and (ii) the date that he or she first becomes a member of the Board. All individuals subject to the guidelines were in compliance with the guidelines as of March 20, 2026.

   GEVO, INC. | 2026 PROXY STATEMENT      27

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Consistent with the recommendation by our independent compensation consultant, our Board compensation policy provides for the following compensation to our non-employee directors:
Annual Equity Grant. Each non-employee director receives an annual equity grant under the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) in an amount valued at approximately $126,000, subject to approval by the Compensation Committee. The annual equity grants can be in the form of restricted stock or stock options in the Compensation Committee’s discretion and vest on the earlier of  (i) the next annual meeting of stockholders or (ii) the first anniversary of the grant date. When stock options are granted, they provide for a 10-year term after which they expire.
Annual Cash Retainers. Each non-employee member of our Board receives an annual cash retainer of $85,000, which is paid in arrears. The Chairman receives an additional annual cash retainer of  $50,000; the Chair of the Audit Committee receives an additional annual cash retainer of  $20,000; the Chair of the Compensation Committee receives an additional annual cash retainer of  $15,000; and the Chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of  $15,000. Each member of a committee of the Board (other than the Chairs of such committees) receives an additional cash retainer of  $5,000 for each committee on which they participate.
The Compensation Committee periodically reviews the compensation paid to non-employee directors to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders. The Compensation Committee also considers whether the compensation paid to non- employee directors fairly compensates the Company’s directors when considering the work required in a company of Gevo’s size and type. In addition, the Compensation Committee considers other relevant factors, including periodic independent market assessments, director recruitment considerations and peer group compensation for non-employee directors to determine whether the Company’s non-employee director compensation is reasonable and competitive. In connection with this review in 2025, effective January 23, 2026, upon recommendation by our compensation consultant after review of peer and market data, and approval by the Compensation Committee, the annual cash retainer for the Chair for the Nominating and Corporate Governance Committee was increased from $10,000 to $15,000.
Each non-employee director is also reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board and any committee on which he or she serves.
We do not compensate any employee who serves on the Board for their Board service, and as a result, Mr. Gruber, our former Chief Executive Officer, did not receive any compensation for his service on the Board in 2025 nor while an employee during 2026, and Mr. Bloom, our Chief Executive Officer, does not receive compensation for his service on the Board. Following his retirement as Chief Executive Officer, Mr. Gruber will serve as a consultant to the Company and will continue to remain on the Board, and he will be eligible for an annual equity grant for such service on the Board starting in 2026.
2025 Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2025:

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DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Angelo Amorelli	$83,250	—	125,235	208,485
James J. Barber(2)	$45,000		125,235	170,235
Carol J. Battershell	$90,000	—	125,235	215,235
William H. Baum	$146,250	—	125,235	271,485
Mary Kathryn Ellet	$90,000	—	125,235	215,235
Jaime Guillen	$105,000	—	125,235	230,235
Andrew J. Marsh	$102,500	—	125,235	227,735
Gary W. Mize	$96,785	—	125,235	222,020

(1)
Represents the grant date fair value of stock options and restricted stock awards granted during 2025 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC 718”), excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 19 to our consolidated financial statements included in our 2025 Annual Report.

(2)
Mr. Barber joined the Board on May 21, 2025.

The aggregate number of stock option and restricted stock awards outstanding for each of our non- employee directors as of December 31, 2025 is as follows:
Name	Number of Vested Stock Options	Number of Unvested Stock Options	Number of Unvested Shares of Restricted Stock
Angelo Amorelli	24,639	134,517	—
James J. Barber	—	134,571	—
Carol J. Battershell	—	134,517	—
William H. Baum	290,524	134,517	—
Mary Kathryn Ellet	224,639	134,517	—
Jaime Guillen	290,524	134,517	—
Andrew J. Marsh	290,524	134,517	—
Gary W. Mize	65,885	134,517	—

   GEVO, INC. | 2026 PROXY STATEMENT      29

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers, as of March 26, 2026:
Name	Age	Position(s)
Paul D. Bloom	52	Chief Executive Officer and Director
Christopher M. Ryan	64	President and Chief Operating Officer
Oluwagbemileke (Leke) Agiri	40	Chief Financial Officer
Kimberly T. Bowron	56	Chief of Staff
Lindsay C. Fitzgerald	44	Chief Public Affairs Officer
Andrew L. Shafer	64	Chief Customer, Marketing and Brand Officer
Biographical information for Paul D. Bloom is provided above in this proxy statement as part of Proposal 1 — Election of Directors.
Christopher M. Ryan has served as President and Chief Operating Officer of the Company since June 2011, having previously served the Company as its Chief Technology Officer from September 2012 through March 2021 and its Executive Vice President, Business Development between June 2009 and June 2011. Prior to joining the Company, he co-founded NatureWorks in 1997. Mr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of that company’s new bio- based polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Mr. Ryan served for four years in Corporate R&D for HB Fuller Company, a specialty chemical company. He has over 25 years of experience in strategic leadership, business development and research and product development in bio-based materials.
Oluwagbemileke (Leke) Agiri has served as Chief Financial Officer of the Company since May 2025. Prior to his appointment, Mr. Agiri has served in various positions with the Company since August 2022, most recently as Executive Vice President, Finance, where he has been leading the Company’s efforts in corporate finance and planning, capital raising, and organic and inorganic growth mandates. Prior to joining the Company, from August 2019 to August 2022, Mr. Agiri previously served in various finance roles in the renewable energy industry for Bank of America, Pine Gate Renewables, Penn America Energy Holdings, LLC, and Occidental Petroleum Corporation (OXY). In addition, from June 2009 to August 2019, he served in finance, strategic acquisitions and divestitures, and joint venture roles for Anadarko Petroleum Corporation.
Kimberly T. Bowron has served as Chief of Staff of the Company since January 2026, having previously served as the Chief People and IT Officer from November 2024 through January 2026, as the Chief People Officer from September 2021 through November 2024 and as its Chief Human Resources Officer from June 2021 until September 2021. Before joining the Company, from November 2018 to June 2021, Ms. Bowron was Director of Human Resources at Texas Petrochemicals Group (“TPC Group”), a private chemicals company. From 2017 to 2018, Ms. Bowron served as the Vice President of Human Resources at Health Consultants Incorporated, a private products and services company. From 2014 to 2016, Ms. Bowron served as Senior Vice President, Human Resources at Alert Logic, Inc., a privately held cyber security company, and from 2007 to 2014, she served as Chief Administrative Officer for Cadre Services Inc., a diversified oil field services company.
Lindsay C. Fitzgerald has served as Chief Public Affairs Officer of the Company since January 2026. Prior to this role, she held the positions of Executive Vice President of Corporate Affairs beginning in July 2024 and Vice President of Government Relations from May 2021. Before joining the Company, from 2015 to 2021, Ms. Fitzgerald was Senior Manager, then Director of Government Affairs at Renewable Energy Group, a leading provider of biodiesel and renewable biodiesel, where she was responsible for developing and implementing a comprehensive regulatory policy strategy at the state, local, federal, and international levels. She is a seasoned government affairs professional with a special aptitude for strategy, collaboration, and big-picture, actionable planning, and execution.

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EXECUTIVE OFFICERS
Andrew L. Shafer has served as Chief Customer, Marketing and Brand Officer since November 2023. Prior to joining the Company, Mr. Shafer served as the sole proprietor of Shafer’s Innovation and Business Building Services, a management consulting business, from February 2016 to October 2023. From November 2007 to January 2016, Mr. Shafer served as Executive Vice President responsible for Sales and Market Development, as well as Corporate Brand and Communications and Strategic Partnerships for Elevance Renewable Sciences , Inc. From December 2003 to November 2007, Mr. Shafer served as Business Development Manager for Cargill, Inc. From 1997 to December 2003, Mr. Shafer served as Commercial Director for Cargill Dow, LLC.

   GEVO, INC. | 2026 PROXY STATEMENT      31

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information about our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables and accompanying narratives following this discussion:
Name	Position at December 31, 2025
Patrick R. Gruber(1)	Chief Executive Officer
Oluwagbemileke (Leke) Agiri	Chief Financial Officer
Paul D. Bloom	President
Christopher M. Ryan	President and Chief Operating Officer
Andrew L. Shafer	Chief Customer, Marketing and Brand Officer
L. Lynn Smull(2)	Executive Vice President and Former Chief Financial Officer

(1)
Mr. Gruber retired as Chief Executive Officer on March 31, 2026.

(2)
Mr. Smull retired as Chief Financial Officer on May 21, 2025 and retired from the Company on January 1, 2026.

Introduction
Gevo, Inc. is a growth-oriented carbon abatement company that focuses on hard to decarbonize market sectors such as jet fuel, certain specialty fuels, on-road fuels, chemicals and materials, and certain products for the food chain such as protein and feeds made as co-products from our processes. Each of the market areas that Gevo focuses on has the common need for carbon-based products and are not conducive to full electrification or hydrogen. We produce and sell renewable, drop-in products for these sectors, and generate carbon abatement value through our plant design and business systems.
Each of our named executive officers has years of experience at Gevo or in related industries and has an in-depth understanding of our business model and growth strategy. Having a highly engaged senior leadership team with the ability to successfully execute our business strategy will continue to be critical to our long-term goals and performance. To support the execution of our business model and our long-term success, we remain highly focused on developing and retaining talent within Gevo and maintaining robust succession planning practices.
Executive Summary
The primary objective of our executive compensation program is to incentivize executives to create long-term stockholder value by achieving strategic objectives, increasing profitability and maintaining a strong financial position. We have structured our compensation program to ensure executives are appropriately rewarded for exceptional performance while being held accountable for under performance. We achieve this through the use of restricted stock awards and stock options that vest over a 3-year period, which ties executive compensation to the Company’s long-term success. In addition, attracting and retaining superior executive talent is critical for knowledge continuity and ensuring organizational stability, which is important for good employee and customer relationships. We also believe that the strong interest in our industry has made our executive team highly sought after due to their years of experience in a unique and complicated area.

32      GEVO, INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2025 Company Performance
In 2025, our financial and business performance reflected continued growth, highlighted by the following:
•
In January 2025, we announced the closing of our acquisition of substantially all of the assets and certain liabilities of Red Trail Energy, LLC, including its ethanol production plant, carbon capture and sequestration assets, and pore space in Richardton, North Dakota.

•
In February 2025, we announced a new strategic alliance with Axens to accelerate the development and commercialization of synthetic aviation fuel using the ethanol-to-jet pathway.

•
In April 2025, we announced that we entered into a purchase agreement for our Scope 1 and Scope 3 voluntary carbon credits with Future Energy Global.

•
In May 2025, we announced that we entered into a definitive agreement to sell our ethanol production plant in Luverne, Minnesota.

•
In July 2025, we also announced that Barclays Capital Inc. purchased $40 million of newly issued non-recourse tax-exempt private activity bonds that were issued by the Iowa Finance Authority for the benefit of our wholly owned subsidiary, Gevo NW Iowa RNG, LLC.

•
In July 2025, we also announced that we started selling carbon abatement into the market for the first time.

•
In September 2025, we announced that we entered into a multi-year sales agreement for our carbon dioxide removal credits with Biorecro.

•
In November 2025, we announced that we sold the remaining 2025 45Z production tax credits for $30 million.

•
In November 2025, we also announced that we closed on the sale of our ethanol production plant in Luverne, Minnesota.

•
We ended 2025 with cash, cash equivalents and restricted cash of approximately $109.9 million.

Executive Compensation Highlights
We believe that our executive compensation program is well-structured to support our business objectives, and we also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the long-term interests of our stockholders. Since we are still in the growth phase of our business model, we do not rely on or measure our executive compensation against traditional financial metrics. Instead, our success is measured based on strategic objectives and decision making that takes place during the year, which we try to align with our compensation program, including our annual bonus goals.
For 2025, we paid bonuses at 105% of target for all named executive officers, reflecting achievement of most of our operational and financial objectives for 2025. The Compensation Committee generally targets total cash compensation at the 50th percentile of our peer group, subject to adjustments that account for performance, tenure, organizational criticality, and internal equity considerations. Our annual incentive bonus opportunity is contingent on our financial and business performance.
In 2025, the Compensation Committee granted our named executive officers an equity mix of 75% stock options and 25% restricted stock that vest in equal installments on the first three anniversaries of the grant date. The Compensation Committee sets targets for annual equity compensation for each of the executive officers. The targets are informed by a survey of our peer group’s and similar companies’ pay practices. While the Compensation Committee may grant long-term incentive awards at the higher end of the range for a variety of factors, including individual performance, it typically targets the 50th percentile for base salaries, bonuses and equity compensation. The actual grant date value of equity compensation awarded is individually determined at the discretion of the Compensation Committee. Consideration is given to the individual’s skills, experience and future potential to positively impact the Company’s performance, prior years’ award values, equity ownership level in the Company, as well as the individual’s and Company’s

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COMPENSATION DISCUSSION AND ANALYSIS
performance in the prior year. The ultimate value of equity grants is dependent on our stock price on the date of exercise and reflects the Compensation Committee’s attempt to further incent and align the long-term interests of our executives with those of our stockholders, while providing a strong retention tool.
Compensation Governance Highlights
In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Compensation Committee has established the following policies and practices:
Things We Do:	Things We Don’t Do:

✔
Pay for Performance. We link a significant portion of total compensation to performance, including annual bonuses and the grant of stock options to our named executive officers.

✔
Independent Compensation Committee. The Compensation Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✔
Independent Compensation Consultant. The Compensation Committee has retained an independent compensation consultant to provide data and information for use in the Committee’s decision-making.

✔
Meaningful Stock Ownership Guidelines. The Chief Executive Officer is expected to own 5x his salary and other senior management is expected to own 3x their salary; directors have a 5x annual cash retainer holding expectation.

✔
Minimum Vesting. Our equity compensation plan includes a one-year minimum vesting period for equity awards, subject to limited exceptions.

✔
Limited Perquisites. Our management receives minimal perquisites.

✘
Excise Tax Gross-Ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✘
Short Sales, Hedging and Pledging. We do not allow our management or directors to engage in hedging (including through derivative securities) or pledging transactions in our stock.

✘
Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

✘
Option Repricing. We are not permitted to reprice stock options without stockholder approval.

✘
Liberal Share Recycling. Our equity compensation plans do not contain liberal share recycling provisions. Any increase in available shares for equity awards must be approved by stockholders.

✘
Evergreen Provisions. Our equity compensation plans do not contain any “evergreen” provisions to increase shares available for issuance as equity awards. Any increase in available shares for equity awards must be approved by stockholders.

2025 Say-on-Pay Vote
At our annual meeting of stockholders in May 2025, we held an advisory stockholder vote to approve the compensation of our named executive officers, or say-on-pay. The compensation of our named executive officers reported in our 2024 proxy statement was approved by approximately 74.8% of the votes cast at the 2025 Annual Meeting of Stockholders.
The Compensation Committee believes this affirms our stockholders’ support for our approach to executive compensation. The Compensation Committee will continue to consider the outcome of our advisory say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers. Additionally, the Compensation Committee is increasing investor outreach on executive compensation and will continue to solicit feedback in this area. During 2025, we

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COMPENSATION DISCUSSION AND ANALYSIS
targeted our 15 largest shareholders for feedback on our executive compensation but were unable to meet with any of those shareholders.
Executive Compensation Philosophy and Objectives
Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:
•
provide short-term competitive incentives that reward the achievement of critical goals that directly correlate to achieving our long-term strategy and enhancing stockholder value;

•
align the interests of our executives with those of our stockholders by utilizing long-term equity incentives that reward performance through success of the corporation, with the ultimate objective of increasing long-term stockholder value;

•
provide long-term incentives that promote executive retention; and

•
align our executives with the long-term strategic goals and objectives approved by our Board.

To achieve these objectives, our executive compensation program ties a significant portion of each named executive officer’s cash compensation to key corporate financial and strategic goals. We have also historically provided a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps to retain our named executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of our common stock.
Role of Compensation Committee, Management and Compensation Consultant
Our Compensation Committee makes all compensation decisions regarding our named executive officers. Our Compensation Committee is charged with, among other things, the responsibility of reviewing our named executive officer compensation policies and practices.
Our Chief Executive Officer annually reviews the performance of each of our named executive officers, other than himself, and, based on these reviews, makes recommendations to our Compensation Committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for such named executive officers. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the Compensation Committee with perspective into the performance of our executive officers in light of our business at a given point in time. While the Compensation Committee considers the Chief Executive Officer’s reviews and recommendations, the Compensation Committee decides the compensation of our named executive officers and also considers, among other things, company and individual performance, peer group data and recommendations from the Compensation Committee’s independent compensation consultant, as further described below.
As part of the 2025 compensation process, our Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook has served in this capacity since August 2023. FW Cook provides advisory services with respect to executive compensation and incentive design as directed by the Compensation Committee. From time to time, FW Cook provides additional services to management in the areas of non-executive compensation, such as non-employee director compensation, with all such services being approved by the chair of the Compensation Committee before any services are provided. Prior to engaging FW Cook, our Compensation Committee considered the independence of FW Cook in accordance with the applicable regulations mandated by Nasdaq and the SEC. After conducting this assessment, our Compensation Committee did not identify any conflicts of interest with respect to FW Cook.
The Compensation Committee took the results of FW Cook’s comparative analyses of our peer group (as described below), as well as the considerations provided by FW Cook with respect to components and

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COMPENSATION DISCUSSION AND ANALYSIS
levels of compensation for our named executive officers, under advisement in determining competitive market practice in our industry. The Compensation Committee considered the assessment of peer group market compensation, historical compensation levels, individual performance and other qualitative factors in establishing and approving the various elements of our executive compensation program for 2025. After considering the data and information provided by FW Cook, the Compensation Committee made its own determinations about the compensation granted in 2025 to our Chief Executive Officer, our other named executive officers and our non-employee directors.
Peer Group
Our Compensation Committee has identified certain peer group data with the assistance of FW Cook. Our peer companies are selected from publicly-traded companies based in the U.S. in similar or adjacent industries and then further refined to more closely align with us based on revenue, market capitalization, employee headcount, and competition for executive talent. The Compensation Committee also takes into consideration our stage of development, net income (loss), other key financial metrics, and the lack of many direct peers in our industry and competitors for talent. The Compensation Committee believes that the companies selected to our peer group are broadly comparable to us and represent our labor market for talent for key leadership positions.
Our Compensation Committee reviews our peer group annually to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. For 2025, the Compensation Committee, based on analysis and recommendations from FW Cook, removed Aeva Technologies, Inc., Danimer Scientific, Inc., Eos Energy Enterprises, Inc. Hyliion Corp., LanzaTech Global, Inc. NextDecade Corporation, Origin Materials, Inc., PureCycle Technologies, Inc., Tellurian, Inc., Vertex Energy, Inc. and Workhorse Group, Inc. from the peer group and approved the following peer group in January 2025:
Our peer group for 2025 compensation purposes was:
Aemetis, Inc.	Ameresco, Inc.	American Vanguard Corporation
Centrus Energy Corp.	Clean Energy Fuels Corp.	Energy Fuels Resources Corporation
Energy Recovery, Inc.	FuelCell Energy, Inc.	Green Plains Inc.
Montauk Renewables, Inc.	OPAL Fuels Inc.	Ouster, Inc.
REX American Resources Corp.	Stem, Inc.	Sunnova Energy International, Inc.
Elements of Our Executive Compensation Program
Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive	Variable	To align, motivate and focus attention on the execution of key short-term strategic and operational initiatives.
Equity Awards	Variable
To align executives’ interests with the interests of stockholders through equity-based compensation to ensure focus on long-term value creation and the Company’s strategic objectives, and to promote the long-term retention of our executives.

Base Salaries
We use competitive base salaries to attract and retain qualified executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities to help us achieve our growth and

36      GEVO, INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
performance goals. Base salaries are intended to recognize a named executive officer’s immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.
Our Compensation Committee annually evaluates named executive officer base salary levels, including:
•
recommendations from our Chief Executive Officer (for named executive officers other than himself);

•
the named executive officer’s skills and experience;

•
the particular importance of the named executive officer’s position to us;

•
the named executive officer’s individual performance;

•
the named executive officer’s growth in his or her position; and

•
the results of FW Cook’s comparative assessment regarding base salaries for comparable positions at peer companies.

The 2025 base salaries of our named executive officers are below:
Named Executive Officer	2025 Base Salary	Increase Over 2024 Base Salary
Patrick R. Gruber	$687,500	3%
Oluwagbemileke (Leke) Agiri(1)	$380,000	25%
Christopher M. Ryan	$456,546	3%
Paul D. Bloom(2)	$550,000	31%
Andrew L. Shafer	$418,303	2%
L. Lynn Smull	$427,248	—

(1)
In May 2025, Mr. Agiri was promoted to the position of Chief Financial Officer of the Company, which resulted in an increase to his base salary to align with market compensation levels associated with the new role and the role’s expanded scope and responsibilities.

(2)
In December 2025, Mr. Bloom was promoted to the position of President of the Company, which resulted in an increase to his base salary to align with market compensation levels associated with the new role and the role’s expanded scope and responsibilities.

Annual Cash Incentives
The Compensation Committee believes that annual incentive bonuses that are awarded to our named executive officers based on Company and individual performance goals provide our named executive officers additional incentive to outperform our financial goals and increase stockholder value. Each year, the Compensation Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive’s base salary, based on various factors, including the results of FW Cook’s comparative assessment regarding annual incentive award targets for comparable positions at peer companies, the expected contribution and responsibility of the individual named executive officer and market practices.
For 2025, the targets for our named executive officers and actual payouts were as follows:
Named Executive Officer	2025 Annual Incentive Target (As a Percentage of Base Salary)	Actual 2025 Annual Incentive Payment (As a Percentage of Base Salary)
Patrick R. Gruber	100%	105%
Oluwagbemileke (Leke) Agiri	65%	68%
Christopher M. Ryan	80%	84%
Paul D. Bloom	100%	105%
Andrew L. Shafer	65%	68%
L. Lynn Smull	65%	68%

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COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Committee, at their discretion, assesses the achievement of corporate and individual goals and performance at the end of each fiscal year to determine the appropriate bonus for each named executive officer. The Compensation Committee approved the annual incentive bonuses at 105% of target amounts based on the following factors:
2025 Goal and Related Achievements	Target Bonus Percentage	Performance Modifier	Bonus Payment Percentage
The Company met its safety standards. • We performed well on our safety scorecard.	20%	100%	20%
Gevo North Dakota met certain financial goals. • Our Gevo North Dakota segment exceeded its goals and achieved greater than $52 million per year run-rate Adjusted EBITDA.	20%	175%	35%
Our renewable natural gas (“RNG”) segment met certain financial goals. • Our RNG segment met its threshold goal of achieving $9.5 million in Adjusted EBITDA.	20%	50%	10%
Secure agreements to sell carbon credits. • We entered into multiple agreements to sell carbon dioxide removal credits from Gevo North Dakota.	10%	150%	15%
Verity meets certain operational goals. • Verity’s grower application was completed and expanded to include multiple types of inventory.	10%	150%	15%
Secure additional offtake agreements for synthetic aviation fuel (“SAF”) and related Scope 1 and Scope 3 credits. • We obtained approval to assign multiple of our offtake agreements to our planned ATJ-30 project.	20%	50%	10%
Total	100%		105%
Equity Incentive Awards
We believe that our long-term performance is enhanced through equity awards to our named executive officers. Equity awards are designed to reward our named executive officers for maximizing stockholder value over time, retain the services of our named executive officers, ensure focus on long-term value creation, and align the long-term interests of our named executive officers with those of our stockholders. All equity incentive awards granted to our named executive officers are approved by our Compensation Committee. For 2025, equity incentive awards to our named executive officers were made in the form of stock options and time-vesting restricted stock awards, each of which vest in three equal installments on the first three anniversaries of the grant date.
The equity awards granted to our named executive officers in 2025 were as follows:
Named Executive Officer	Stock Options (#)	Restricted Stock (#)
Patrick R. Gruber	1,409,891	472,698
Oluwagbemileke (Leke) Agiri	563,981	189,084
Christopher M. Ryan	626,618	210,084
Paul D. Bloom	626,618	210,084
Andrew L. Shafer	167,184	55,728
L. Lynn Smull	185,761	62,279
In June 2025, the Compensation Committee granted our named executive officers an equity mix of 75% stock options and 25% restricted stock that vest in equal installments on the first three anniversaries of the grant date. The Compensation Committee sets targets for annual equity compensation for each of the executive officers. The targets are informed by a survey of our peer group’s pay practices. The Compensation

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COMPENSATION DISCUSSION AND ANALYSIS
Committee generally targets a grant value of around the 50th percentile compared to the peer group for each executive officer, though the Compensation Committee may decide to award more or less than such amount to any individual executive officer based on a variety of factors, such as the individual’s skills, experience and future potential to positively impact the Company’s performance, prior years’ award values, equity ownership level in the Company, as well as the individual’s and Company’s performance in the prior year. The ultimate value of equity grants is dependent on our stock price on the date of exercise for stock options and the date of sale for any shares received upon vesting of restricted stock and exercise of options, which further incentivizes and aligns the long-term interests of our executives with those of our stockholders.
Other Compensation Policies and Practices
Other Employee Benefits
We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, medical, dental and vision care plans, life insurance, short- and long-term disability policies, paid vacation, paid sick time, and company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees.
Corporate Apartment Perquisite
Mr. Gruber received reimbursement for the cost of a corporate apartment, grossed up for related payroll taxes. This benefit was negotiated with Mr. Gruber at the time of his initial employment with the Company and was deemed a reasonable expense and necessary inducement to his employment with the Company. The Compensation Committee periodically reviews this benefit and has determined it is a reasonable expense.
Severance and Change in Control Arrangements
We have entered into employment agreements with certain of our named executive officers. Each of these agreements provides the applicable named executive officer with certain severance benefits in connection with certain terminations of the executive’s employment both before and after a change in control.
We also maintain the Gevo, Inc. Change in Control Severance Plan (the “CIC Plan”) for eligible employees of the Company. The participants in the CIC Plan include certain of the Company’s executive officers that do not have employment agreements with the Company and certain other members of the Company’s senior management. The CIC Plan provides the applicable participant with certain severance benefits in connection with a double-trigger change in control (i.e., termination of the executive’s employment by the Company without Cause (as defined in the CIC Plan) or the executive’s resignation from the Company for Good Reason (as defined in the CIC Plan) within 30 days prior to or 12 months following the Change in Control (as defined in the CIC Plan)). The Compensation Committee believes that reasonable severance and change in control protections for the named executive officers strengthens our competitive compensation package by providing us with a recruitment and retention benefit, aligning the interests of the named executive officers with those of the stockholders and ensuring continued dedication to the Company in change in control situations that may result in personal uncertainties.
Clawback Policy
We maintain a Compensation Recovery Policy that is intended to comply with Section 10D-1 of the Exchange Act of 1934 and the related Nasdaq listing standards. Under our Compensation Recovery Policy, in the event of a restatement of the Company’s financial statements due to non-compliance with financial reporting requirements under the securities laws, the Company will seek to recover from executive officers of the Company any incentive-based compensation they received that would have been less had it been calculated based on the restated financial statements. “Incentive-Based Compensation” is defined in the policy to include any compensation that is earned based on the attainment of a financial performance measure.

   GEVO, INC. | 2026 PROXY STATEMENT      39

COMPENSATION DISCUSSION AND ANALYSIS
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy
The Company maintains an Insider Trading Policy, which is applicable to our directors, officers, and employees, and we have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. Our Insider Trading Policy prohibits our employees, officers, directors and related persons and entities from trading in securities of the Company while in possession of material, nonpublic information. Our Insider Trading Policy also prohibits our employees, officers and directors from disclosing material, nonpublic information of the Company to others who may trade on the basis of that information. The Insider Trading Policy requires that certain officers of the Company and other designated employees (collectively, “Insiders”) only transact in the Company’s securities during an open window period, subject to limited exceptions. In addition, Insiders are required to obtain approval in advance of transactions in the Company’s securities. Our executive officers and directors must also comply with additional trading restrictions. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As part of the Company’s Insider Trading Policy, the Company adopted a policy prohibiting all directors, officers and employees of the Company from engaging in any hedging or pledging transactions with respect to shares of the Company’s common stock. Transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, on the Company’s common stock are also prohibited.
Tax Considerations
Our Board and Compensation Committee will consider the tax impacts of our executive compensation program but retain the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.
Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applies to plans, agreements and arrangements that provide for the deferral of compensation, and imposes penalty taxes on employees if those plans, agreements and arrangements do not comply with Section 409A. We have sought to structure our executive compensation arrangements to be exempt from, or comply with, Section 409A.
Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our Compensation Committee and Board, after considering the potential impact of the application of Section 162(m) of the Code, have and may in the future provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.
Accounting Considerations
ASC Topic 718, Compensation — Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Equity Grant Timing
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment. As discussed above, currently, we grant stock options and restricted stock awards. We do not have a formal policy regarding the timing of awards of stock options in relation to our disclosure of material nonpublic information; however, our Compensation Committee does not target our grants of stock option awards in anticipation of the

40      GEVO, INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Each fiscal year, our Compensation Committee, with input from FW Cook, makes the determinations of whether to grant equity awards and in what amounts. The Compensation Committee reviews and approves annual grants of equity awards to (i) our non-employee directors at one of its regularly scheduled meetings in the spring; and (ii) our employees and officers at one of its regularly scheduled meetings during the late spring or summer. During 2025, the Company did not issue any stock options to our named executive officers during the period beginning four business days before and ending one business day after (i) the filing of the Company’s Annual Report on Form 10-K, (ii) the filing of any of the Company’s Quarterly Reports on Form 10-Q, or (iii) the filing or furnishing of a Current Report on Form 8-K disclosing material nonpublic information.

   GEVO, INC. | 2026 PROXY STATEMENT      41

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2026 Annual Meeting of Stockholders.
Respectfully submitted,
COMPENSATION COMMITTEE
Andrew J. Marsh, Chair
Angelo Amorelli
Carol J. Battershell
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

42      GEVO, INC. | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
2025 Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers during the years ended December 31, 2025, 2024 and 2023:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Patrick R. Gruber Former Chief Executive Officer(5)	2025	687,570	721,949	557,773	1,443,728	60,888	3,471,908
	2024	670,800	808,314	856,350	768,385	60,589	3,103,849
	2023	634,808	806,250	1,181,249	1,062,381	61,470	3,746,158
Oluwagbemileke (Leke) Agiri Chief Financial Officer(6)	2025	380,000	258,400	223,119	577,517	—	1,439,036
Christopher M. Ryan President and Chief Operating Officer	2025	456,546	383,499	247,899	641,657	—	1,729,601
	2024	445,411	429,376	398,400	353,650	—	1,626,837
	2023	421,512	423,093	423,290	380,695	—	1,648,590
Paul D. Bloom Chief Executive Officer(5)	2025	550,000	577,500	247,899	641,657	—	2,017,056
	2024	420,024	404,903	345,150	305,425	—	1,475,502
	2023	382,777	361,600	329,483	296,327	—	1,370,187
Andrew L. Shafer Chief Customer, Marketing and Brand Officer(7)	2025	418,303	284,446	65,759	171,196	—	939,704
	2024	408,101	319,645	143,775	130,208	—	1,001,728
L. Lynn Smull Former Chief Financial Officer	2025	427,248	290,529	73,489	190,219	—	981,485
	2024	427,248	334,642	287,905	260,737	—	1,310,532
	2023	381,185	327,600	329,483	296,327	—	1,334,595

(1)
The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program. Under the terms of their respective employment agreements, each executive with an employment agreement is eligible to receive a bonus based on the achievement of certain business goals set by our Board on an annual basis.

(2)
Represents the grant date fair value of restricted stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 19 to our consolidated financial statements included in our 2025 Annual Report.

(3)
The option awards and restricted stock awards typically are scheduled to vest in three equal installments on the first three anniversaries of the grant date, subject to the named executive officer’s continued service on the vesting date. Refer to the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information on vesting periods.

(4)
For Mr. Gruber, represents $34,250 for payments to maintain a corporate apartment in 2025 and $26,638 for related tax gross-up assistance in 2025.

(5)
On December 9, 2025, Mr. Gruber announced his intention to retire as Chief Executive Officer of the Company, effective on April 1, 2026. On April 1, 2026, Mr. Bloom officially commenced this role as Chief Executive Officer of the Company.

(6)
Mr. Agiri was appointed as Chief Financial Officer of the Company in May 2025.

(7)
Mr. Shafer joined the Company in November 2023, but he was a named executive officer for the first time in 2024.

   GEVO, INC. | 2026 PROXY STATEMENT      43

COMPENSATION TABLES
Grants of Plan-Based Awards Table for 2025
The following table summarizes certain information regarding grants made to each of the Named Officers during 2025 under the 2010 Plan:
Name	Type of Award	Grant Date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Patrick R. Gruber	Stock Option	6/9/2025(1)	—	1,409,891	1.18	1,443,728
	Restricted Stock	6/9/2025(1)	472,689	—	—	577,773
Oluwagbemileke (Leke) Agiri	Stock Option	6/9/2025(1)	—	563,981	1.18	577,517
	Restricted Stock	6/9/2025(1)	189,084	—	—	223,119
Christopher M. Ryan	Stock Option	6/9/2025(1)	—	626,618	1.18	641,657
	Restricted Stock	6/9/2025(1)	210,084	—	—	247,899
Paul D. Bloom	Stock Option	6/9/2025(1)	—	626,618	1.18	641,657
	Restricted Stock	6/9/2025(1)	210,084	—	—	247,899
Andrew L. Shafer	Stock Option	6/9/2025(1)	—	167,184	1.18	171,196
	Restricted Stock	6/9/2025(1)	55,728	—	—	65,759
L. Lynn Smull	Stock Option	6/9/2025(1)	—	185,761	1.18	190,219
	Restricted Stock	6/9/2025(1)	62,279	—	—	73,489

(1)
The stock options and restricted stock are scheduled to vest in equal installments on the first three anniversaries of the grant date, subject to the executive officer’s continued service on the vesting date.

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COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table shows the outstanding equity awards of our named executive officers as of December 31, 2025:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Patrick R. Gruber		—	—	—	—	1,523,665(5)	3,047,330
	6/9/2025	—	1,409,891(2)	1.18	6/9/2035	—	—
	5/22/2024	398,333	796,667(3)	0.71	5/21/2034	—	—
	8/3/2023	495,282	247,642(4)	1.75	8/3/2033	—	—
	7/26/2022	442,142	—	3.92	7/26/2032	—	—
	8/20/2021	1,045,800	—	4.98	8/20/2031	—	—
Oluwagbemileke (Leke) Agiri		—	—	—	—	271,224(6)	542,448
	6/9/2025	—	563,981(2)	1.18	6/9/2035	—	—
	5/22/2024	—	63,917(3)	0.71	5/21/2034	—	—
	8/3/2023	—	18,223(4)	1.59	8/3/2033	—	—
	8/29/2022	18,173	—	3.12	8/29/2032	—	—
Christopher M. Ryan		—	—	—	—	672,158(7)	1,344,316
	6/9/2025	—	626,618(2)	1.18	6/9/2035	—	—
	5/22/2024	183,333	366,667(3)	0.71	5/21/2034	—	—
	8/3/2023	177,480	88,740(4)	1.75	8/3/2033	—	—
	7/26/2022	158,116	—	3.92	7/26/2032	—	—
	8/20/2021	522,900	—	4.98	8/20/2031	—	—
	8/9/2018	64,327(11)	—	3.45	8/9/2028	—	—
Paul D. Bloom		—	—	—	—	602,492(8)	1,204,984
	6/9/2025	—	626,618(2)	1.18	6/9/2035	—	—
	5/22/2024	158,333	316,667(3)	0.71	5/21/2034	—	—
	8/3/2023	138,148	69,074(4)	1.75	8/3/2033	—	—
	7/26/2022	99,811	—	3.92	7/26/2032	—	—
	8/20/2021	392,175	—	4.98	8/20/2031	—	—
Andrew L. Shafer		—	—	—	—	190,728(9)	381,456
	6/9/2025	—	167,184(2)	1.18	6/9/2035	—	—
	5/22/2024	67,500	135,000(3)	0.71	5/21/2034	—	—
	11/1/2023	181,819	—	1.75	11/1/2033	—	—
L. Lynn Smull		—	—	—	—	401,687(10)	803,374
	6/9/2025	—	185,761(2)	1.18	6/9/2035	—	—
	5/22/2024	135,166	270,334(3)	0.71	5/21/2034	—	—
	8/3/2023	138,148	69,074(4)	1.75	8/3/2033	—	—
	7/26/2022	106,617	—	3.92	7/26/2032	—	—
	8/20/2021	392,175	—	4.98	8/20/2031	—	—

(1)
Based on the closing price of a share of the Company’s common stock on the Nasdaq Capital Market of  $2.00 on December 31, 2025.

(2)
Assuming continued employment, the stock options will vest in increments of 33.33% on June 9, 2026, June 9, 2027 and June 9, 2028.

(3)
Assuming continued employment, the stock options will vest in increments of 33.33% on May 22, 2025, May 22, 2026 and May 22, 2027.

(4)
Assuming continued employment, the stock options will vest in increments of 33.33% on August 3, 2024, August 3, 2025 and August 3, 2026.

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COMPENSATION TABLES
(5)
Assuming continued employment, the restricted stock awards will vest as follows: 398,333 on May 22, 2026; 157,563 on June 9, 2026; 247,642 on August 3, 2026; 3,333 on September 1, 2026; 398,334 on May 22, 2027; 157,563 on June 9, 2027, 3,334 on September 1, 2027; and 157,563 on June 9, 2028.

(6)
Assuming continued employment, the restricted stock awards will vest as follows: 31,958 on May 22, 2026; 63,028 on June 9, 2026; 18,223 on August 3, 2026; 31,957 on May 22, 2027; 63,028 on June 9, 2027; and 63,028 on June 9, 2028.

(7)
Assuming continued employment, the restricted stock awards will vest as follows: 183,333 on May 22, 2026; 70,028 on June 9, 2026; 88,740 on August 3, 2026; 3,333 on September 1, 2026; 183,334 on May 22, 2027; 70,028 on June 9, 2027; 3,334 on September 1, 2027; and 70,028 on June 9, 2028.

(8)
Assuming continued employment, the restricted stock awards will vest as follows: 158,333 on May 22, 2026; 70,028 on June 9, 2026; 69,074 on August 3, 2026; 3,333 on September 1, 2026; 158,334 on May 22, 2027; 70,028 on June 9, 2027; 3,334 on September 1, 2027; and 70,028 on June 9, 2028.

(9)
Assuming continued employment, the restricted stock awards will vest as follows: 67,500 on May 22, 2026; 18,576 on June 9, 2026; 67,500 on May 22, 2027; 18,576 on June 9, 2027; and 18,576 on June 9, 2028.

(10)
Assuming continued employment, the restricted stock awards will vest as follows: 135,167 on May 22, 2026; 20,759 on June 9, 2026; 88,740 on August 3, 2026; 135,167 on May 22, 2027; 20,759 on June 9, 2027; and 20,759 on June 9, 2028.

(11)
Represents a stock appreciation right (SAR) award that may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

46      GEVO, INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES
Option Exercises and Stock Vested Table for 2025
The following table summarizes certain information regarding exercise of stock options and vesting of restricted stock during 2025 for each of the named executive officers.
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Patrick R Gruber	—	—	868,081	1,062,162
Oluwagbemileke (Leke) Agiri	68,404	77,374	56,792	68,366
Christopher M. Ryan	—	—	353,643	427,924
Paul D. Bloom	—	—	280,127	334,326
Andrew L. Shafer	—	—	128,107	214,720
L. Lynn Smull	—	—	256,995	308,490

(1)
The value realized on exercise is calculated by multiplying the number of shares of stock acquired upon exercise of the options by the market value of the underlying shares on the vesting date and deducting the exercise price of the options.

(2)
The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits
We currently have no defined benefit pension plans covering any of the named executive officers.
Nonqualified Deferred Compensation
We currently have no nonqualified deferred compensation plans covering any of the named executive officers.
Employment Arrangements
Patrick R. Gruber
In August 2024, we entered into an amended and restated employment agreement with Mr. Gruber. Under his amended and restated employment agreement, Mr. Gruber’s base salary was initially set at $650,000 per year (which may be increased, but not decreased, during the term of the agreement), subject to annual review and adjustment by our Board. Mr. Gruber is eligible to receive an annual bonus of up to 100% of his base salary based on the achievement of certain business goals set by our Board, and he may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the amended and restated employment agreement, Mr. Gruber is eligible to receive an annual grant of equity awards having a target value equal to the median target award value granted to the Chief Executive Officers of the Company’s peer group, and he is eligible to receive additional stock awards at the discretion of our Board. Mr. Gruber is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Gruber’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to 24 months of base salary plus 2.0x his annual target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for

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COMPENSATION TABLES
the prior three years), 18 months of free COBRA coverage, and immediate vesting of all outstanding equity awards. All severance benefits are contingent on Mr. Gruber’s execution of a release of claims in favor of the Company. If Mr. Gruber dies or becomes disabled while employed by the Company, then he would receive a payment equal to 12 months of base salary.
Mr. Gruber’s amended and restated employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Gruber is employed and for two years after his termination of employment for any reason. As consideration for the non-competition covenant, the Company granted Mr. Gruber 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.5x his target annual bonus, which cash payment would be required to be repaid if Mr. Gruber violates any restrictive covenant. In addition, if his employment terminates due to retirement or resignation, his outstanding equity awards will vest in full over a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Gruber’s amended and restated employment agreement also includes provisions intended to encourage a smooth transition in the event of his retirement. Specifically, it provides that if he (1) retires following his 65th birthday after providing at least six months’ notice of his retirement, (2) remains employed through the date his successor is appointed (even if such date is more than six months after he provides notice of his retirement), (3) properly transitions his duties to his successor, and (4) agrees to provide consulting services for 2 years after retirement (the “Retirement Criteria”), then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on his execution of a standard release of claims in favor of the Company.
Mr. Gruber’s employment agreement also provides certain benefits to Mr. Gruber in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
As previously disclosed, Mr. Gruber retired effective March 31, 2026. Under his employment agreement described above, he received cash severance equal to 24 months of base salary plus 2.0x his annual target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for the prior three years), 18 months of free COBRA coverage, and his outstanding equity awards will vest in full over a period of 18 months following his retirement. He also received the non-compete payment of 18 months of base salary plus 1.5x his target annual bonus, which is required to be repaid if Mr. Gruber violates any restrictive covenant in his employment agreement.
Oluwagbemileke (Leke) Agiri
We entered into an employment agreement with Mr. Agiri on January 1, 2026. Under the employment agreement, Mr. Agiri’s base salary was initially set at $380,000 per year (which may be increased, but not decreased, during the term), subject to annual review. Mr. Agiri is eligible to receive an annual bonus of up to 65% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the employment agreement, Mr. Agiri is eligible to receive an annual incentive equity award at the discretion of our Board. Mr. Agiri is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Agiri’s employment is terminated without cause or by him for good reason, then he would be eligible to receive 12 months of free COBRA coverage. All severance benefits are contingent on Mr. Agiri’s execution of a release of claims in favor of the Company. If Mr. Agiri dies or becomes disabled while employed by the Company, then he would receive a payment equal to six months of base salary.

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Mr. Agiri’s employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Agiri is employed and for 12 months after his termination of employment for any reason (except that, if his termination occurs during the CIC Protection Period (as defined below), then the period is shortened to 6 months). As consideration for the non-competition covenant, the Company granted Mr. Agiri 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 12 months of base salary plus 1.0x his target annual bonus (or 6 months of base salary plus 0.5x his target annual bonus in the event his termination occurs during the CIC Protection Period), which cash payment would be required to be repaid if Mr. Agiri violates any restrictive covenant. In addition, if his employment terminates for any reason other than for Cause or due to death or disability, then his outstanding equity awards will continue to vest for a period of 12 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Agiri’s employment agreement also provides certain benefits to Mr. Agiri in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Prior to January 1, 2026, Mr. Agiri’s employment terms were governed by an offer letter entered into in July 2022. Under the offer letter agreement, Mr. Agiri’s base salary was initially set at $240,000, subject to annual review and adjustment by our Board. Mr. Agiri is eligible to receive an annual bonus of up to 25% of his base salary and an annual incentive award in equity, each of which may or may not be granted in the sole discretion of our Board.
If Mr. Agiri’s employment with the Company had terminated for any reason prior to January 1, 2026, he would have received payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, and his benefits would be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law.
Mr. Agiri would also have been entitled to certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Christopher M. Ryan
In August 2024, we entered into an amended and restated employment agreement with Mr. Ryan. Under the amended and restated employment agreement, Mr. Ryan’s base salary was initially set at $431,600 per year (which may be increased, but not decreased, during the term), subject to annual review and adjustment by our Board. Mr. Ryan is eligible to receive an annual bonus of up to 80% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the employment agreement, Mr. Ryan is eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and is eligible to receive additional stock awards at the discretion of our Board. Mr. Ryan is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Ryan’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to 12 months of base salary plus 1.0x his target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for the prior three years), 18 months of free COBRA coverage, and immediate vesting of all outstanding equity awards. All severance benefits are contingent on Mr. Ryan’s execution of a release of claims in favor of the Company. If Mr. Ryan dies or becomes disabled while employed by the Company, then he would receive a payment equal to 12 months of base salary.

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Mr. Ryan’s amended and restated employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Ryan is employed and for two years after his termination of employment for any reason. As consideration for the non-competition covenant, the Company granted Mr. Ryan 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.0x his target annual bonus, which cash payment would be required to be repaid if Mr. Ryan violates any restrictive covenant. In addition, if his employment terminates due to retirement or resignation, his outstanding equity awards will continue to vest for a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Ryan’s amended and restated employment agreement also includes the same provision as in Mr. Gruber’s agreement that is intended to promote a smooth transition of his duties upon retirement. If he meets the Retirement Criteria, then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on his execution of a standard release of claims in favor of the Company.
Mr. Ryan’s employment agreement also provides certain benefits to Mr. Ryan in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Mr. Ryan will retire effective June 5, 2026, following the 2026 Annual Meeting. Under his employment agreement, he will be entitled to receive cash severance equal to 12 months of base salary plus 1.0x his target bonus, plus a pro-rata bonus for his year of termination (calculated based on his average actual bonus payout for the prior three years), 18 months of free COBRA coverage, and all of his outstanding equity awards will vest over a period of 18 months following his retirement. He will also be entitled to receive the non-compete payment of 18 months of base salary plus 1.5x his target annual bonus, which is required to be repaid if Mr. Ryan violates any restrictive covenant in his employment agreement.
Paul D. Bloom
On January 1, 2026, we entered into an amended and restated employment agreement with Mr. Bloom in anticipation of his promotion to Chief Executive Officer upon Mr. Gruber’s retirement. This agreement provides that Mr. Bloom would continue to serve as the Company’s President until Mr Gruber’s retirement on April 1, 2026, at which time he became the Company’s Chief Executive Officer. This agreement also provides that Mr. Bloom is entitled to a base salary of  $550,000 (which may be increased, but not decreased, during the term), a target annual bonus equal to 100% of his base salary, and he may be eligible to receive equity awards at the discretion of the Board. The remainder of Mr. Blooms employment agreement remained materially the same from his previous employment agreement described below.
Prior to January 1, 2026, Mr. Bloom’s employment with the Company was governed by an employment agreement entered into in August 2024. Under the employment agreement, Mr. Bloom’s base salary was initially set at $407,000 per year (which may be increased, but not decreased, during the term), subject to annual review and adjustment by our Board. Mr. Bloom is eligible to receive an annual bonus of up to 80% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the employment agreement, Mr. Bloom is eligible to receive an annual incentive equity award at the discretion of our Board. Mr. Bloom is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.
If Mr. Bloom’s employment is terminated without cause or by him for good reason, then he would be eligible to receive cash severance equal to six months of base salary, and 18 months of free COBRA coverage. All severance benefits are contingent on Mr. Bloom’s execution of a release of claims in favor

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of the Company. If Mr. Bloom dies or becomes disabled while employed by the Company, then he would receive a payment equal to six months of base salary.
Mr. Bloom’s employment agreement also includes a non-compete, a non-solicitation of clients and customers, and a non-solicitation of employees, each of which is effective at all times while Mr. Bloom is employed and for two years after his termination of employment for any reason. As consideration for the non-competition covenant, the Company granted Mr. Bloom 10,000 shares of restricted stock plus the right to receive a non-compete payment, which would become due in the event his employment terminates for any reason other than cause, death, or disability, equal to 18 months of base salary plus 1.0x his target annual bonus, which cash payment would be required to be repaid if Mr. Bloom violates any restrictive covenant. In addition, if his employment terminates for any reason other than for Cause or due to death or disability, then his outstanding equity awards will continue to vest for a period of 18 months following termination of employment, provided that if he violates any of the restrictive covenants then such vesting will immediately cease.
Mr. Bloom’s employment agreement also includes the same provision as in Mr. Gruber’s and Mr. Ryan’s agreement that is intended to promote a smooth transition of his duties upon retirement. If he meets the Retirement Criteria (except that, he shall only be required to provide consulting services for six months instead of 24 months), then he will be eligible to receive the same cash benefits and COBRA benefits he would have been entitled to if his employment had terminated for good reason, as described above, contingent on his execution of a standard release of claims in favor of the Company.
Mr. Bloom may also be entitled to certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Andrew L. Shafer
In October 2023, we entered into an offer letter agreement with Mr. Shafer. Under the offer letter agreement, Mr. Shafer’s base salary was initially set at $400,000, subject to annual review and adjustment by our Board. Mr. Shafer is eligible to receive an annual bonus of up to 65% of his base salary and an annual incentive award in equity, each of which may or may not be granted in the sole discretion of our Board.
Mr. Shafer is an at-will employee of the Company and his employment relationship can be terminated by either him or us for any reason, at any time, with or without notice and with or without cause. Upon termination of Mr. Shafer’s employment with the Company for any reason, he will receive payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, and his benefits will be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law.
Mr. Shafer may also be entitled to certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
L. Lynn Smull
In November 2019, we entered into an offer letter agreement with Mr. Smull. Under the offer letter agreement, Mr. Smull’s base salary was initially set at $300,000, subject to annual review and adjustment by our Board. Mr. Smull is eligible to receive an annual bonus of up to 40% of his base salary and an annual incentive award in equity of up to 30% of his annual salary, each of which may or may not be granted in the sole discretion of our Board.
Mr. Smull is an at-will employee of the Company and his employment relationship can be terminated by either him or us for any reason, at any time, with or without notice and with or without cause. Upon termination of Mr. Smull’s employment with the Company for any reason, he will receive payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment,

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and his benefits will be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. In the event that Mr. Smull is terminated for any reason (other than a change in control), Mr. Smull will be entitled to a payment of three months of his annual base salary.
Mr. Smull may also be entitled certain payments and benefits in circumstances involving a change in control, as described below in the section entitled “— Potential Payments upon Termination and Change of Control.”
Mr. Smull retired effective January 1, 2026. Upon his retirement, he received (i) payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, (ii) cash severance equal to 12 months of base salary plus 1.0x his annual target bonus, 12 months of free COBRA coverage, and his outstanding equity awards vested in full.
Potential Payments upon Termination and Change of Control
Each of our named executive officers is eligible for severance benefits in the event their employment is terminated in connection with a change in control. These benefits are either provided under the terms of the named executive officer’s employment agreement or under our CIC Plan, depending on the named executive officer.
Employment Agreement CIC Benefits
Pursuant to the amended and restated employment agreements with Messrs. Gruber and Ryan, in the event of a termination of employment following a change of control, each of these executives is entitled to have all of his outstanding unvested stock options and other equity awards immediately vest as of the date of his termination. If their employment terminates in connection with a change of control, then they would be entitled to receive the same severance benefits set forth in their employment agreements for a termination of employment unrelated to a change of control — neither is entitled to any enhanced severance benefits as a result of a change in control. Notably, Mr. Gruber’s and Mr. Ryan’s amended and restated employment agreement eliminated their right to single-trigger severance and equity award vesting upon a change in control.
Pursuant to the employment agreements with Messrs. Agiri and Bloom, in the event of a change of control, each of these executives (if still employed by the Company) is entitled to have all of his outstanding unvested stock options and other equity awards immediately vest as of the date of his termination. If their employment is terminated within 30 days before, or 12 months after, a change in control, then they would be eligible to receive cash severance equal to 12 months of base salary plus 1.0x their target bonus and 18 months (12 months for Mr. Agiri) of free COBRA coverage in lieu of the severance otherwise due upon such events. As a condition of entering into the employment agreement, Messrs. Agiri and Bloom each ceased to be eligible for the CIC Plan.
Change of control is defined in the amended and restated employment agreements for Messrs. Gruber and Ryan and the employment agreement for Messrs. Agiri and Bloom as having the same meaning as in the Company’s Amended and Restated 2010 Stock Incentive Plan, or any successor plan, as such plan may be amended from time to time.
CIC Plan Benefits
As of December 31, 2025, Messrs. Agiri, Smull and Shafer were participants in the CIC Plan. Under the CIC Plan, if a Change in Control (as defined in the CIC Plan) occurs and their employment is terminated by the Company without Cause (as defined in the CIC Plan) or they resign from the Company for Good Reason (as defined in the CIC Plan) within 30 days prior to or 12 months following the Change in Control, then they would be entitled to the following payments and benefits in addition to any earned and accrued base salary, vacation time and other accrued benefits that have not been paid as of the effective date of termination:

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•
any unvested equity awards held by the participant will become fully vested and exercisable or payable (which, for performance-based equity awards, means vesting as if the performance goals had been attained at the target performance level),

•
monthly salary continuation benefits for 12 months (or 6 months for Mr. Agiri) following the effective date of termination,

•
payment of the target annual bonus for the fiscal year during which the termination of employment occurs, for Messrs. Smull and Shafer and

•
reimbursement by the Company for the proportionate cost of the premiums due for COBRA (as defined in the CIC Plan) continuation coverage under the Company’s group health plans for the participant, and the participant’s spouse and dependent children for the shorter of 12 months (or 6 months for Mr. Agiri) following cessation of employment and the date on which the participant is no longer entitled to COBRA continuation coverage under the Company’s group health plans.

Messrs. Agiri, Shafer and Smull’s right to receive the Change in Control benefits under the CIC Plan is subject to and contingent upon the participant’s timely execution, without subsequent revocation, of a Release (as defined in the CIC Plan).
The following table summarizes the potential payments and benefits payable to Messrs. Gruber, Ryan and Bloom upon (i) a termination of employment without cause or resignation for good reason and (ii) termination due to death or disability, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2025. Such benefits are provided under the terms of their employment agreements.
	Termination Without Cause or Resignation for Good Reason				Termination Due to Death or Disability
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)	Salary ($)
Patrick R. Gruber	2,406,250	3,185,088	7,210,145	63,271	687,500
Christopher M. Ryan	1,141,365	2,009,900	3,172,850	36,668	456,546
Paul D. Bloom	1,100,000	550,000	2,922,822	63,271	550,000

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2025.

The following table summarizes the potential payments and benefits payable to Messrs. Gruber, Ryan and Bloom upon (i) termination due to retirement upon meeting the Retirement criteria, and (ii) a termination without cause or resignation for good reason within 30 days before or 12 months after a change of control, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2025. Such benefits are provided under the terms of their employment agreements.
	Termination due to Retirement Upon Meeting the Retirement Criteria				Termination Without Cause or Resignation for Good Reason Within 30 Days Before or 12 Months After a Change of Control
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)
Patrick R. Gruber	2,406,250	3,185,088	7,210,145	63,271	2,406,250	3,185,088	7,210,145	63,271
Christopher M. Ryan	1,141,365	2,009,900	3,172,850	36,668	1,141,365	2,009,900	3,172,850	36,668
Paul D. Bloom	1,100,000	550,000	2,922,822	63,271	1,375,000	1,100,000	2,922,822	63,271

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2025.

The following table summarizes the potential payments and benefits payable to Mr. Agiri, Mr. Smull and Mr. Shafer upon (i) a termination of employment without cause (and no change in control) pursuant to the

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terms of their offer letters and (ii) upon termination without cause or resignation for good reason within 30 days prior to or 12 months after a change in control under the CIC Plan, in each case assuming that such termination and change in control, where applicable, occurred on December 31, 2025. As described above, we entered into an employment agreement with Mr. Agiri on January 1, 2026, which would control in lieu of these benefits if his employment terminated under similar circumstances on or after January 1, 2026. Mr. Smull retired effective January 1, 2026. Upon his retirement, he received (i) payment for all unpaid salary and unused paid time off accrued and earned as of the date of termination of employment, (ii) cash severance equal to 12 months of base salary plus 1.0x his annual target bonus, 12 months of free COBRA coverage, and his outstanding equity awards vested in full.
	Termination Without Cause and no Change in Control			Termination Without Cause or Resignation for Good Reason Within 30 Days Before or 12 Months After a Change of Control
Name	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Salary ($)	Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Benefits ($)
Oluwagbemileke (Leke) Agiri	—	—	—	190,000	—	1,670,842	21,090
Andrew L Shafer	—	—	—	418,303	271,897	699,236	28,325
L. Lynn Smull	106,818	—	—	427,248	277,711	1,642,191	14,680

(1)
Amounts calculated based on the closing price of our common stock on December 31, 2025.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Patrick R. Gruber, our Chief Executive Officer, and the annual total compensation of our “Median Employee”.
For 2025, our last completed fiscal year:
•
the annual total compensation of our Chief Executive Officer was $3,471,908; and

•
the annual total compensation of our Median Employee was $186,353.

Based on this information, for 2025 the ratio of the annual total compensation of our Chief Executive Officer to the Median Employee was 19 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.
We used the following material assumptions, adjustments and estimates to identify the Median Employee and to determine the annual total compensation of our Chief Executive Officer and the Median Employee:
•
We determined that, as of December 31, 2025, our employee population consisted of approximately 153 individuals (excluding the Chief Executive Officer) who were working at the Company and its consolidated subsidiaries. This population consisted of our full-time, part-time and temporary employees.

•
To identify the Median Employee from our employee population (excluding the Chief Executive Officer), we first determined each employee’s base salary as of December 31, 2025. For any employees that were employed for less than the full fiscal year, we annualized their base salary for the full fiscal year. Then we determined the overtime earnings and annual cash bonus paid during fiscal year 2025 as reflected in our payroll records, and the grant value of restricted stock and stock options granted during fiscal year 2025. Then we identified our Median Employee from our employee population based on this compensation measure.

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•
In accordance with the SEC rules, we determined the Chief Executive Officer’s 2025 annual total compensation to be equal to $3,471,908, which represents the amount reported for fiscal year 2025 for our Chief Executive Officer in the “Total” column of our “Summary Compensation Table” above.

•
In accordance with the SEC rules, we determined the Median Employee’s 2025 total annual compensation to be equal to $186,353, which represents the amount of such employee’s compensation for fiscal year 2025 that would have been reported in our “Summary Compensation Table” in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a named executive officer for fiscal year 2025.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and the compensation of the Company’s named executive officers.
The table below presents information on the compensation of our principal executive officer (“PEO”) and our non-PEO named executive officers (“NEOs”) in comparison to certain performance metrics for 2025, 2024 and 2023. The metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” is required by the SEC’s rules. Neither compensation actually paid nor the total amount reported in the 2025 Summary Compensation Table above reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, compensation actually paid was calculated by adjusting the 2025 Summary Compensation Table Total values for the applicable year as described in the footnotes to the table:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) (in thousands)
2025	$3,471,908	$3,023,277	$1,421,376	$1,397,635	$47.06	$(33,836)
2024	$3,103,849	$6,483,863	$1,353,650	$2,738,739	$49.18	$(78,640)
2023	$3,746,158	$1,540,840	$1,238,021	$615,511	$27.29	$(66,215)
2022	$3,459,754	$(3,182,280)	$1,166,024	$(1,342,507)	$44.71	$(98,007)
2021	$11,018,879	$11,870,240	$4,696,518	$4,650,892	$100.71	$(59,203)

(1)
The PEO for 2025, 2024, 2023, 2022 and 2021 is Mr. Gruber. The Non-PEO NEOs for whom the average compensation is presented in this table for 2022 and 2021 are Messrs. Smull, Ryan, and Bloom and Timothy J. Cesarek, our former Chief Commercial Officer. The Non-PEO NEOs for whom the average compensation is presented in this table for 2023 are Messrs. Smull, Ryan, Cesarek and Bloom and Kimberly T. Bowron, our Chief of Staff. The Non-PEO NEOs for whom the average compensation is presented in this table for 2024 are Messrs. Smull, Ryan, Bloom and Shafer. The Non-PEO NEOs for whom the average compensation is presented in this table for 2025 are Messrs. Agiri, Ryan, Bloom, Shafer and Smull.

(2)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

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COMPENSATION TABLES
PEO
Fiscal Year	2025
Summary Compensation Table Total	$3,471,908
Minus: Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(2,001,501)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,434,823
Plus: Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$(400,772)
Plus: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Plus: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(1,481,181)
Minus: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Compensation Actually Paid	$3,023,277
Non-PEO NEOs
Fiscal Year	2025
Average Summary Compensation Table Total	$1,421,376
Minus: Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(616,082)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,050,000
Plus: Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$(98,135)
Plus: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Plus: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(359,524)
Minus: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Average Compensation Actually Paid	$1,397,635
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphical descriptions of the relationships between information presented in the Pay Versus Performance table on compensation actually paid and each of total shareholder return (“TSR”) or net income (loss). We do not utilize TSR and net income (loss) in our executive compensation program. As described in more detail above in the section “Compensation Discussion and Analysis,” part of the compensation our named executive officers are eligible to receive consists of annual cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for achievement towards these goals. Additionally, we view premium-priced stock options, which are part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards intend to align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

56      GEVO, INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES
Relationship Between Compensation Actually Paid and Company TSR Based on an Initial Fixed $100 Investment (“TSR Per $100”)
Compensation Actually Paid vs. Company TSR Per $100
Relationship Between Compensation Actually Paid and Net Income (Loss)
Compensation Actually Paid vs. Company Net Income (Loss)

   GEVO, INC. | 2026 PROXY STATEMENT      57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 26, 2026 by:
•
each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•
each named executive officer and each director; and

•
all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 26, 2026 through the exercise of any stock option or SAR. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. All unvested restricted stock awards are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards. Applicable percentages are based on 242,882,393 shares of common stock outstanding on March 26, 2026.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Beneficial Owners of More Than 5% of Our Common Stock:
BlackRock, Inc.(1)	16,004,547	6.59%
Named Executive Officers and Directors:
Patrick R. Gruber(2)	6,651,317	2.74%
Oluwagbemileke (Leke) Agiri(3)	356,247	*
Christopher M. Ryan(4)	2,913,809	1.20%
Paul D. Bloom(5)	1,898,546	*
Andrew Shafer(6)	598,970	*
Angelo Amorelli(7)	162,098	*
James J. Barber(8)	134,517	*
Carol J. Battershell(8)	412,782	*
William H. Baum(9)	643,720	*
Mary Kathryn Ellet(10)	421,977	*
Jaime Guillen(11)	619,087	*
Andrew J. Marsh(11)	698,710	*
Gary W. Mize(12)	481,628	*
All Executive Officers and Directors as a Group (15 persons)(13)	17,217,848	7.09%

58      GEVO, INC. | 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*
Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc. The address for the stockholder is 50 Hudson Yards, New York, NY 10001.

(2)
Includes 2,780,068 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(3)
Includes 50,131 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(4)
Includes (i) 1,289,645 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026 and (ii) 64,327 SARs exercisable within 60 days of March 26, 2026. The SARs may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

(5)
Includes 946,800 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(6)
Includes 311,269 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(7)
Includes 159,156 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(8)
Includes 134,517 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(9)
Includes 425,041 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(10)
Includes 359,156 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(11)
Includes 425,041 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(12)
Includes 200,402 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026.

(13)
Includes 8,136,184 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2026 and (ii) 64,327 SARs exercisable within 60 days of March 26, 2026. The SARs may be settled upon vesting in cash or shares of common stock, in the Company’s sole discretion.

   GEVO, INC. | 2026 PROXY STATEMENT      59

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)
Equity Compensation Plans Approved by Stockholders:
2010 Plan	19,406,619	$1.93	9,459,243
Employee Stock Purchase Plan	—	—	190
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	19,406,619	1.93	9,459,433

(1)
Consists only of outstanding stock options.

(2)
Awards issuable under the 2010 Plan may include stock options, SARs, restricted stock, RSUs and other stock-based awards.

60      GEVO, INC. | 2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.
Transactions with Related Persons
There have been no transactions, since January 1, 2025, to which we were a party or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation — Employment Arrangements” and “Director Compensation” above.
Indemnification Agreements with Directors and Executive Officers
We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

   GEVO, INC. | 2026 PROXY STATEMENT      61

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based on our review of such reports and written representations from our directors and executive officers, we believe that all such filing requirements were timely met during 2025, except (i) one Form 4 for Andrew Shafer filed on July 11, 2025 to report a sale of common stock on June 20, 2025, and (ii) one Form 4 for Angelo Amorelli filed on August 15, 2025 to report the exercise of stock options and sale of common stock on August 12, 2025 and August 13, 2025.

62      GEVO, INC. | 2026 PROXY STATEMENT

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, (2) direct your written request to Gevo, Inc., c/o Corporate Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112 or (3) call Investor Relations at (303) 858-8358. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. Any proposal of a stockholder intended to be included in our proxy statement for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us no later than December 10, 2026, unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after May 20, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our 2027 Annual Meeting of Stockholders, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Corporate Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. Pursuant to our Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on February 19, 2027 nor earlier than January 20, 2027; provided, however, that if the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19 promulgated under the Exchange Act.

   GEVO, INC. | 2026 PROXY STATEMENT      63

ANNUAL REPORT
We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our 2025 Annual Report, including the financial statements contained therein. Requests should be directed to: Gevo, Inc., Attention: Corporate Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
E. Cabell Massey
Vice President, Legal and Corporate Secretary
April 9, 2026

64      GEVO, INC. | 2026 PROXY STATEMENT

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000700672_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees 01) James J. Barber 02) Paul D. Bloom 03) Patrick R. Gruber GEVO, INC. 345 INVERNESS DRIVE SOUTH BUILDING C, SUITE 310 ENGLEWOOD, CO 80112 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2026 for shares held directly and by 11:59 P.M. ET on 05/17/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEVO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2026 for shares held directly and by 11:59 P.M. ET on 05/17/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To cast an advisory (non-binding) vote to approve the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000700672_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com GEVO, INC. 2026 Annual Meeting of Stockholders May 20, 2026, 2:00 PM (MDT) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leke Agiri, E. Cabell Massey and Sylvia Gendenjamts, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GEVO, INC. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held live via audio webcast at www.virtualshareholdermeeting.com/GEVO2026, at 2:00 PM, MDT on May 20, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side